Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lantics Corp.

(Exact name of registrant as specified in its charter)

Wyoming	7372	98-1889296
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

LANTICS CORP.

Suite 102, Wuse 1, Fabdal Plaza,

Abuja 900281, FCT, Nigeria

Telephone: +1 (307) 655-6263

Email: lantics@tutamail.com

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

Telephone: +1 (307) 200-2803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated March 27, 2026

Preliminary Prospectus

LANTICS CORP.

Up To 6,000,000 Shares Of Common Stock At $0.02 Per Share

No Minimum

This is the initial offering of Common stock of Lantics Corp., a Wyoming corporation, and no public market exists for the securities being offered. Lantics Corp. is offering for sale a total of up to 6,000,000 shares of common stock at a fixed price of $0.02 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed. The securities being offered by Lantics Corp. are intended to be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market, QB (OTCQB). The successful listing and trading of securities on these exchanges are subject to regulatory approvals and market conditions. Also, Lantics Corp. intends to seek a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock become eligible for trading on the OTC Market, and OTCQB after the effective date of the registration statement. However, we currently do not have an arrangement in place for a market maker to file such an application, and there is no guarantee that we will be able to find one willing to do so. As a result, there is a possibility that the Company may not be successful in having its securities listed and traded on these exchanges. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of listing approval.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Usman Kuso, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. We will pay all expenses incurred in this offering.

Prior to this offering, our Chief Executive Officer owns 100% of our outstanding common stock. Following this offering, management is expected to own approximately 29% of our outstanding common stock, assuming the sale of the maximum number of shares offered hereby. Because this is a best-efforts offering with no minimum number of shares required to be sold, the actual percentage ownership of management will vary depending on the number of shares sold. Even if less than the maximum number of shares is sold, our Chief Executive Officer is expected to retain significant influence over corporate decisions, including the election of directors and the approval of major transactions. This concentration of ownership may result in decisions that are not aligned with the interests of minority shareholders.

In offering the securities on our behalf, Mr. Kuso will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Director for an additional 90 days.

Lantics Corp. is a development stage, start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Our common stock is considered a “penny stock” under SEC rules and is subject to additional sales restrictions under Rule 15g-9 of the Exchange Act. See “Risk Factors – Trading in our common stock will be subject to the SEC’s ‘penny stock’ rules, which may limit the liquidity and marketability of our shares” for more information.

Lantics Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). As such, we are eligible for certain reduced reporting requirements. Please see ‘Prospectus Summary – Emerging Growth Company Status’ for a discussion of these exemptions and the conditions that could cause us to lose this status.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

i

Lantics Corp.

Suite 102, Wuse 1, Fabdal Plaza,

Abuja 900281, FCT, Nigeria

+1(307)6556263

Prospectus Summary

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Lantics Corp., unless otherwise specified herein.

Emerging Growth Company Status

Lantics Corp. qualifies as an “Emerging Growth Company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). As an Emerging Growth Company, we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not Emerging Growth Companies. These exemptions include, but are not limited to:

-	exemption from the requirement to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002;
-	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;
-	exemptions from certain financial disclosure requirements, including not being required to comply with any new or revised financial accounting standards until those standards would otherwise apply to private companies.

We will continue to be an Emerging Growth Company until the earliest of:

-	the end of the fiscal year in which our annual gross revenues exceed $1.235 billion;
-	the date we become a “large accelerated filer,” which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter;
-	the date on which we have issued more than $1 billion in non-convertible debt during the previous three years;
-	the end of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities under this registration statement.

General Information About Our Company

Lantics Corp. was incorporated on October 7, 2025 under the laws of the state of Wyoming. We are a development-stage technology company that provides a software platform designed to assist individuals and businesses with document generation, analysis, and data-driven insights. We have not generated any revenue to date. We have acquired a working software which is presented as live and available for use web application known as “Lantics”. The Software Development Agreement is filed as Exhibit 10.2 to this Registration Statement. Our executive and business office is located at Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria, and our telephone number is +1 (307) 655-6263.

Our operations are focused on offering a web-based software platform that enables users to generate, upload, and analyze professional documents using automated tools. The Lantics platform allows users to create various document types by providing structured input, upload existing documents for review, and receive AI-generated summaries, identified strengths and weaknesses, potential risks, and general recommendations based on the content submitted. The platform is offered as a cloud-based application accessible through a user account, with functionality designed to support both individual users and business clients seeking document generation, review, storage, and basic analytical insights.

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Lantics is intended to simplify the process of creating and reviewing professional documents by reducing the need for users to independently research structure, terminology, or common provisions before preparing a document. The platform allows users to generate documents by providing key information through guided inputs and to submit existing documents for automated review without requiring prior legal or technical expertise. Lantics organizes and processes the submitted content and presents structured outputs, summaries, and observations based solely on the information provided by the user. These features are designed to streamline document-related workflows and make document creation and review more accessible and efficient for both individual users and business clients.

The Lantics platform offers the following primary functionality:

✓	Document generation functionality

Provides users with the ability to generate draft documents by submitting structured information through guided inputs.

✓	Document review capability

Allows users to upload existing documents for automated content-based review and analysis.

✓	Automated content summaries

Produces summarized outputs intended to highlight key elements of generated or uploaded documents.

✓	Analytical observations

Identifies general observations within documents, including structural gaps, potential issues, and areas for improvement, based solely on submitted content.

✓	Guided user workflow

Utilizes prompts and structured questions to assist users in preparing documents without requiring independent research prior to use.

✓	Document Storage and History

Retains user-generated and uploaded documents within the user’s account for reference and retrieval.

✓	Web-based platform access

Delivered as a cloud-based application accessible through an online user account.

Our web-based application is accessible at: https://lantics-ai.com/

The adoption of web-based tools for document creation and review has increased as individuals and businesses seek more efficient ways to prepare and manage written materials. Platforms such as Lantics are intended to support these needs by providing automated document-related functionality within a single application. We anticipate that any revenue generated would primarily come from subscription-based access for individual users and licensing or usage fees from business clients. In addition, we may evaluate opportunities to introduce supplemental services over time, which could include expanded analytical features, onboarding assistance, or customized services for larger customers. Additional information regarding our anticipated revenue sources is included in the “Revenue” section below.

We intend to continue evaluating and implementing improvements to the functionality of our platform as part of our ongoing operations. In connection with the initial development of the platform, on November 22, 2025, we entered into a Software Development Agreement with Infora Limited, pursuant to which a fully functional web-based software application known as “Lantics” was developed for us. The total consideration paid under this agreement was $42,400 (forty-two thousand four hundred U.S. dollars) and it was fully paid. The software is currently operated as a web-based application.

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This software serves as the initial platform on which our operations are based, and we may seek to further enhance its functionality over time.

At present there is no assurance that we will be successful in providing our services.

We have prepared a preliminary business plan outlining our anticipated operations and growth strategy. Our management and operational activities are currently conducted primarily from Nigeria, and our platform is accessible online. We intend to evaluate opportunities to make our services available to users in various international markets over time, which may include Europe, the United States, and Canada, subject to market conditions and applicable regulatory considerations.

From inception on October 7, 2025 until the date of this filing, we have had limited operating activities. As of December 31, 2025, our financial statements report $42,400 in intangible assets (purchase of the software) and $6,765 in cash. For the year ended December 31, 2025 net loss was $11,939 consisting of $1,600 consulting services, $135 bank service charges, $10,000 audit fees and $204 professional fees. Our independent auditor has issued an audit opinion with respect to our financial statements for the year ended December 31, 2025, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Currently, we have no employees, only our officer and director – Usman Kuso.

We have issued 2,500,000 shares of our common stock at par value $0.0001 for cash proceeds of $250 to our sole officer and Director.

We maintain our statutory registered agent’s office at 30 N Gould St Ste R, Sheridan, WY 82801.

Our business office is located at Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria. Our telephone number is +1(307)6556263 and our email address is lantics@tutamail.com

Our President and Director, Usman Kuso, will offer the shares of our common stock to his friends, family members and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC (Over-the-Counter) Market, QB (OTCQB) quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Lantics Corp.

Securities Being Offered:	6,000,000 shares of common stock

Price Per Share:	$0.02

Gross Proceeds:	$120,000

Duration of the offering:	The offering shall terminate on the earlier of
	i.	the date when the sale of all 6,000,000 common shares is completed
	ii.	one year from the date of this prospectus; or
	iii.	prior to one year at the determination of our director Mr. Kuso

Securities Issued and Outstanding:	There are 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Usman Kuso.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following Financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of December 31, 2025 (Audited)
Balance Sheet
Total Assets	$49,165
Total Liabilities	60,854
Shareholder’s Deficit	$(11,689)

From October 7, 2025 (Inception) through December 31, 2025 (Audited)
Income Statement
Revenue	$–
Total Expenses	(11,939)
Net Loss	$(11,939)

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Risk Factors

Investing in our common stock involves substantial risk and may result in the loss of some or all of your investment. Prospective investors should carefully review this prospectus in its entirety, including the financial statements, description of our business and operations, and the risk factors described below, before making an investment decision. Our business, financial condition, results of operations, and future prospects could be materially and adversely affected by the risks discussed in this section. We are an early-stage company with a limited operating history and have not yet generated revenue, and there can be no assurance that we will achieve profitability or sustain successful operations.

The risk factors described below identify certain material risks that we currently believe are relevant to our business and the industry in which we operate. These risks should be considered carefully together with all other information contained in this prospectus. The risks described are not the only risks we face, and additional risks or uncertainties, including those not presently known to us or those that we currently consider to be immaterial, may also adversely affect our business, results of operations, financial condition, or the value of our common stock. If one or more of these risks, or other unforeseen events, were to occur, our business, operating results, or financial position could be materially and adversely affected. As a result, the trading price of our common stock, if a public market develops, could decline, and investors could lose some or all of their investment.

Risks Associated to Our Business

If we are unable to successfully implement our business plan or obtain additional financing, we may be required to discontinue operations, and investors could lose their entire investment.

We may not be able to successfully execute our business plan or achieve sustainable operations. In addition, we may require additional capital to continue developing and operating our platform, and such financing may not be available to us on acceptable terms, or at all. If we are unable to obtain sufficient funding or generate adequate revenue, we may be required to significantly curtail or cease operations.

In the event we discontinue operations or liquidate the company, our remaining assets, if any, may be insufficient to provide any return to investors. As a result, investors in our common stock could lose some or all of their investment.

As an early-stage company with no operating history or revenue, our business involves significant risk, and investors may lose their entire investment.

We were incorporated on October 7, 2025, and are in the early stages of our operations. To date, we have not generated any revenue and have a limited operating history on which investors can evaluate our business model, financial performance, or prospects for future success. We expect to incur operating losses for the foreseeable future as we continue to develop our platform, pursue user adoption, and support our operations.

There can be no assurance that we will be able to generate revenue, achieve positive cash flow, or attain profitability. If we are unable to generate sufficient revenue to meet our operating expenses, we may be required to delay, scale back, or discontinue our operations. We may also seek additional capital through debt or equity financing, which may not be available on acceptable terms, or at all, and could result in dilution to existing shareholders. As a result, an investment in our common stock is highly speculative and may result in the loss of some or all of an investor’s investment.

Our limited financial resources may constrain our ability to market our platform effectively, which could adversely affect user adoption and our ability to generate revenue.

We are an early-stage company with limited capital and have not yet generated revenue. As a result, our ability to invest in marketing, advertising, and customer acquisition activities is constrained. We may be unable to implement or sustain marketing efforts sufficient to build brand awareness or attract a meaningful number of users or business customers to our platform.

If our marketing efforts are ineffective or we lack the resources to reach potential customers, user adoption may be slower than anticipated, and our ability to generate revenue and scale our operations could be materially and adversely affected. In such circumstances, we may not be able to achieve or maintain profitability, and we could be required to reduce operations or discontinue our business.

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Because our management, operations, and substantially all of our assets are located outside the United States, investors may have difficulty enforcing judgments against us or our officer and director.

Although Lantics Corp. is incorporated in the State of Wyoming, our executive offices, operations, and sole officer and director are located primarily in Nigeria. As a result, it may be difficult for investors in the United States to effect service of process upon our officer and director or to enforce judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of U.S. federal securities laws.

Nigeria does not have treaties or other arrangements with the United States for the reciprocal recognition and enforcement of judgments. Accordingly, judgments rendered by U.S. courts may not be recognized or enforceable in Nigerian courts, or enforcement may be subject to additional procedural requirements and uncertainty. In addition, substantially all of our assets are located outside the United States. As a result, even if a U.S. investor were able to obtain a judgment against us or our officer and director, such judgment may not be collectible or enforceable in a timely manner, if at all.

These factors may limit the practical ability of investors to pursue legal remedies against us or our management and could discourage potential investors from purchasing our common stock.

Once subscription agreements are accepted, investors will not have the right to withdraw their investment and may lose their entire investment.

Subscriptions for shares of our common stock become binding and irrevocable once accepted by us. Following acceptance, subscription funds will be deposited into our corporate bank account and will not be subject to refund or withdrawal. Investors will not have any contractual right to rescind their subscriptions or recover their investment after acceptance by the Company.

As a result, an investment in our common stock should be considered illiquid. Prospective investors must be able to bear the economic risk of their investment for an indefinite period and should be prepared to lose some or all of their invested capital if we are unable to successfully operate our business.

Our sole officer and director devotes limited time to our operations and has no prior experience managing a public company, which may adversely affect our ability to operate and comply with public company requirements.

Our sole officer and director, Usman Kuso, currently devotes part-time attention to our operations and is involved in other business activities unrelated to the Company. Although we are not aware of any current conflicts of interest arising from these activities, the limited amount of time he is able to dedicate to the Company may not be sufficient to effectively manage our operations, particularly as we seek to develop our platform, attract users, and satisfy the ongoing requirements of being a public reporting company.

In addition, our officer and director does not have prior experience managing or operating a publicly traded company. As a result, we may face challenges in maintaining compliance with applicable securities laws, reporting obligations, and corporate governance requirements. Our current business plan does not contemplate hiring additional employees or management personnel until our financial resources permit. Accordingly, substantially all management, operational, administrative, and compliance responsibilities are currently dependent on a single individual.

If our sole officer and director becomes unable or unwilling to continue performing these functions, or if the demands of the business exceed his available time or expertise, our operations could be delayed or disrupted, our ability to generate revenue could be adversely affected, and we may fail to meet our public company obligations, any of which could materially harm our business and prospects.

Our business is highly dependent on the continued service of our sole officer and director, and the loss of his services could materially harm our operations.

Our operations and strategic direction depend substantially on the continued services of our sole officer and director, Usman Kuso. We currently have no other executive officers or key management personnel, and we have not adopted a formal succession plan. As a result, the loss of his services for any reason, including illness, incapacity, or resignation, could disrupt our operations and adversely affect our ability to manage and grow the business. If we are unable to identify and retain a qualified replacement in a timely manner, our operations could be delayed or significantly impaired. In such circumstances, we may be unable to continue operating our business, which could materially and adversely affect our financial condition and result in a loss of some or all of an investor’s investment.

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Protecting user data requires ongoing investment, and despite existing security measures, any failure to maintain or enhance our data protection practices could result in harm to our business.

We currently employ security measures designed to protect user information stored on our platform, including encryption and access controls. However, protecting digitally stored information requires continuous monitoring, regular updates, and ongoing investment as cybersecurity threats evolve. We intend to further enhance our security practices over time as our operations grow and as new risks emerge. Despite the safeguards we have implemented and plan to improve, no system is entirely secure. Unauthorized access, data breaches, system failures, or other security incidents could still occur. Any such event could result in legal claims, regulatory scrutiny, or reputational damage, and could reduce user confidence in our platform.

If we experience a material security incident or are unable to maintain effective data protection practices, our business, financial condition, and results of operations could be materially and adversely affected.

Our platform relies on automated and AI-assisted processes, which may produce inaccurate or incomplete outputs and could expose us to reputational, legal, or operational risks.

The Lantics platform utilizes automated and AI-assisted processes to generate, analyze, and summarize user-submitted documents. These processes are based on algorithms and models that may produce outputs that are inaccurate, incomplete, misleading, or inconsistent with user expectations. The quality and reliability of the outputs depend on a variety of factors, including the quality and completeness of user-provided inputs, limitations inherent in automated systems, and the evolving nature of AI technologies. Users may rely on the outputs generated by our platform when making business or other decisions. If the platform produces erroneous or unsatisfactory results, or if users misunderstand the limitations of AI-generated content, we may experience user dissatisfaction, loss of trust, reputational harm, or increased customer support and remediation costs. In certain circumstances, we could also face claims, disputes, or regulatory scrutiny related to the use or interpretation of AI-generated outputs.

In addition, the regulatory and legal framework governing the development and use of artificial intelligence technologies is evolving and may impose additional compliance requirements or restrictions on our operations in the future. Any inability to adapt our platform to changes in technology, user expectations, or applicable laws and regulations could materially and adversely affect our business, financial condition, and results of operations.

We rely on certain third-party software components and services, which may subject us to licensing and operational risks.

Our platform incorporates commonly used third-party software components, including open-source libraries, development frameworks, and infrastructure services. While we believe we are in compliance with applicable licenses, these components may be subject to licensing requirements, updates, or changes that could impact our ability to use them.

In addition, we rely on third-party service providers for hosting and infrastructure. Any disruption, limitation, or change in the availability or terms of such services could require us to modify our platform or incur additional costs. Any such events could adversely affect our operations and the availability of our platform.

Because our platform is not protected by patents, competitors may be able to replicate aspects of our technology, which could adversely affect our business.

Our business depends in part on the functionality, design, and operation of the Lantics platform. We currently do not hold patents covering our software, algorithms, or platform architecture, and we do not presently intend to seek patent protection due to the cost, time required, and uncertainty associated with obtaining such protection for software-based technologies. As a result, third parties may be able to develop products or services with similar features or functionality, including competitors with greater financial resources, technical expertise, or brand recognition. If competitors are able to replicate or improve upon elements of our platform, our ability to differentiate our offerings, attract users, and retain customers could be adversely affected.

Although we seek to protect our proprietary technology through contractual arrangements, confidentiality obligations, and other non-patent intellectual property protections, these measures may not be sufficient to prevent unauthorized use or disclosure. Any loss of competitive advantage could materially and adversely impact our business, results of operations, and prospects.

We may experience difficulties scaling our technology and operations to support future growth.

If usage of our platform increases more rapidly than we anticipate, our technical infrastructure and operational processes may not be able to scale efficiently. We could experience system limitations, performance degradation, or service disruptions if our backend systems, hosting resources, or development capacity are insufficient to support higher levels of demand. Any inability to scale our technology, infrastructure, or operations in a timely and cost-effective manner could limit our ability to meet user expectations, capitalize on growth opportunities, or expand our business. As a result, our business, financial condition, and results of operations could be materially and adversely affected.

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Interruptions, defects, or technical failures in our platform could impair user experience and adversely affect our business.

Our platform relies on complex software and technical infrastructure and may be subject to bugs, errors, system failures, or other technical issues. As we continue to operate, maintain, and update the Lantics platform, we may encounter performance limitations, compatibility issues, or service interruptions that could negatively affect platform availability, reliability, or functionality. Although we intend to perform regular maintenance and implement updates to address technical risks, disruptions cannot be entirely prevented. Any material downtime, software defects, or degradation in performance could reduce user satisfaction, harm our reputation, and result in the loss of users or potential customers. Such issues could also limit our ability to attract new users or generate anticipated subscription or licensing revenue.

If technical problems are not identified and resolved promptly, our operations, financial condition, and results of operations could be materially and adversely affected.

If users do not adopt our platform, our ability to generate revenue and achieve profitability will be adversely affected.

Our future success depends on our ability to attract and retain individual users and business customers who choose to use the Lantics platform for document generation and review. Potential users may be reluctant to adopt a new platform or may prefer existing methods for creating and reviewing documents, including manual drafting, traditional templates, or alternative software solutions. If we are unable to gain user trust or achieve meaningful market acceptance, adoption of our platform may be slower than anticipated. Limited user adoption could delay or prevent the generation of subscription or licensing revenue and reduce opportunities to expand usage through additional features or services. If we fail to build and maintain a sufficient user base, our ability to operate profitably and sustain our business over the long term could be materially and adversely affected.

Public health crises, including the COVID-19 pandemic, could adversely affect our business, operating results, and access to capital.

Public health crises, including the COVID-19 pandemic, have caused significant disruption to global economic conditions, financial markets, and business operations. Although many regions have stabilized, the longer-term effects of COVID-19 and the potential for future public health emergencies remain uncertain and could continue to affect consumer and business spending patterns.

Adverse economic conditions resulting from public health crises could reduce demand for software solutions, delay purchasing or subscription decisions by users or business customers, and slow user adoption of our platform. Such conditions could also limit our ability to execute our business plan or achieve anticipated growth milestones.

In addition, periods of economic uncertainty and market volatility may adversely affect our ability to raise capital on acceptable terms, or at all. Any sustained negative impact on the broader economy, capital markets, or business environment resulting from public health events could materially and adversely affect our business, financial condition, results of operations, and prospects.

If we are unable to establish and maintain strategic relationships, our ability to grow and expand our user base may be limited.

Our growth strategy may include pursuing relationships with third parties that could help increase awareness, adoption, or use of the Lantics platform, such as professional service providers, technology platforms, or other potential distribution or integration partners. There can be no assurance that we will be able to identify, establish, or maintain such relationships on favorable terms, or at all. If we are unable to develop or sustain strategic relationships, we may have fewer opportunities to reach potential users, enhance platform functionality, or build market credibility. As a result, our ability to grow our user base, expand our operations, or generate revenue could be materially and adversely affected.

We may be unable to attract and retain a sufficiently large and active user base, which could limit our growth and revenue potential.

Our ability to generate revenue and sustain our operations depends on attracting new users and retaining existing users on the Lantics platform. Building and maintaining an active user base requires effective marketing, reliable platform performance, and user acceptance of our services. There can be no assurance that we will be successful in these efforts. If we are unable to achieve or maintain sufficient user engagement or scale, our platform may not reach a level of adoption necessary to support long-term operations. As a result, our growth prospects, ability to generate revenue, and overall business viability could be materially and adversely affected.

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We face competition from existing and future providers of document-generation and analysis software, which could limit our ability to grow and compete effectively.

The market for software tools that support document creation, review, and analysis is competitive and continues to evolve. Our competitors may include established technology companies, specialized software providers, and emerging startups offering alternative or similar solutions. Many of these competitors may have greater brand recognition, larger user bases, more extensive marketing capabilities, and substantially greater financial, technical, and operational resources than we do.

These competitive advantages may allow competitors to introduce new features more rapidly, offer services at lower prices, or devote greater resources to customer acquisition and retention. In addition, new competitors may enter the market with innovative technologies or business models that reduce demand for our platform. If we are unable to effectively differentiate the Lantics platform, respond to competitive pressures, or achieve sufficient scale, our growth prospects and ability to generate revenue could be materially and adversely affected.

We have not yet generated revenue, and our ability to continue operations depends on our ability to obtain additional financing.

We have not yet generated revenue and are in the early stages of commercializing our platform, including engaging with potential users and business customers. Our ability to continue operating and to execute our business plan depends on our ability to obtain additional financing and, over time, to generate revenue from our platform. The amount of capital required to further develop, operate, and scale our business is uncertain and may be greater than our current expectations. Our management and operations are conducted primarily from Nigeria, which exposes us to economic, regulatory, and market conditions outside the United States. Adverse developments in these environments, including changes in local economic conditions, regulatory requirements, or investor sentiment, could limit our ability to raise capital on acceptable terms, or at all.

If we are unable to obtain sufficient funding when needed or fail to successfully commercialize our platform, we may be required to delay, reduce, or discontinue our operations or abandon aspects of our business plan. In such circumstances, our business could fail, and investors may lose some or all of their investment.

If we continue to incur operating losses and do not achieve profitability, our business may not be sustainable.

For the year ended December 31, 2025, we incurred net losses of $11,939. We expect to continue to incur operating losses for the foreseeable future as we invest in platform development, marketing activities, and the early stages of commercial operations. Our ability to achieve profitability will depend on our ability to generate sufficient revenue and manage our operating expenses.

If we are unable to offset our losses with increased revenue or otherwise achieve profitability within a reasonable period of time, we may be required to reduce, suspend, or discontinue our business operations. Continued losses could adversely affect our financial condition and may ultimately result in the failure of our business, in which case investors could lose some or all of their investment.

Because offering proceeds will not be held in escrow, investors may lose their investment if we become insolvent or are subject to creditor claims.

The proceeds from this offering will be deposited into our general corporate bank account and will not be placed in an escrow or trust account. As a result, these funds will be commingled with our other funds and will be subject to the claims of our creditors and general corporate liabilities.

If we were to become insolvent, file for bankruptcy protection, or be subject to an involuntary bankruptcy proceeding, the proceeds of this offering could become part of the bankruptcy estate and may not be available for use in our business. In addition, if a creditor were to obtain a judgment against us and enforce that judgment against our bank account, the offering proceeds could be used to satisfy such obligations. In any of these circumstances, investors could lose some or all of their investment.

9

Compliance with the Sarbanes-Oxley Act will increase our costs and may place significant demands on management and resources.

As a public company, we will be subject to the reporting, internal control, and corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted by the Securities and Exchange Commission. These requirements are intended to enhance corporate accountability and transparency but also impose additional obligations on management and increase compliance-related costs. Compliance with the Sarbanes-Oxley Act will require significant time and attention from our sole officer and director and may require us to implement additional financial reporting systems, internal controls, and procedures. We may need to incur additional legal, accounting, and administrative expenses to meet these requirements. The increased responsibilities and potential liabilities associated with public company governance may also make it more difficult for us to attract and retain qualified directors or executive officers in the future.

If we are unable to implement and maintain effective compliance with these requirements in a timely and cost-efficient manner, our management resources may be strained, our operating costs may increase, and our ability to operate and grow our business could be materially and adversely affected.

As a reporting company under Section 15(d) of the Exchange Act, we will not be subject to certain reporting and governance requirements applicable to fully reporting public companies.

Upon the effectiveness of this registration statement, we will become subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Because our common stock will not be registered under Section 12 of the Exchange Act, we will not be subject to certain reporting, disclosure, and corporate governance requirements that apply to companies with securities registered under that section. These include, among others, the proxy solicitation rules, the short-swing profit liability provisions applicable to officers and directors, certain beneficial ownership reporting requirements, and specific tender offer regulations.

In addition, our reporting obligations under Section 15(d) may be automatically suspended if, at the beginning of any fiscal year following the fiscal year in which this registration statement becomes effective, we have fewer than 300 holders of record of our common stock. If our reporting obligations are suspended, we would no longer be required to file periodic reports, including annual and quarterly reports, which could reduce transparency and limit the information available to investors regarding our business and financial condition.

While we are subject to the reporting requirements of Section 15(d) of the Exchange Act, we intend to provide current information to our shareholders through our filings with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, all of which will be publicly available on the SEC’s website at www.sec.gov. In addition, if our common stock is quoted on the OTCQB or another quotation system, we may also provide certain information through such platforms or through our website. However, if our reporting obligations under Section 15(d) are suspended, we would not be required to continue providing such information.

10

Risks Associated with This Offering

Our status as an emerging growth company may reduce investor interest and make it more difficult for us to raise capital.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and, as a result, are permitted to take advantage of certain reduced disclosure, reporting, and compliance requirements that apply to public companies. While these accommodations are intended to lessen the regulatory burden on smaller issuers, some investors may view companies that rely on these exemptions as less transparent or less attractive investment opportunities. In addition, because we have elected not to take advantage of the extended transition period for complying with new or revised accounting standards, our financial statements may not be directly comparable to those of other emerging growth companies that do elect to use such transition periods. These differences may make it more difficult for investors to evaluate or compare our financial condition and operating results.

If our emerging growth company status or related disclosure practices are viewed unfavorably by investors, our ability to raise additional capital on acceptable terms, or at all, could be adversely affected. Any difficulty in obtaining financing could materially and adversely affect our financial condition, ability to execute our business plan, and results of operations.

FINRA sales practice rules may limit the ability of broker-dealers to recommend or trade our common stock, which could reduce liquidity and adversely affect the market price.

FINRA rules require broker-dealers to assess the suitability of certain investments, including low-priced or speculative securities, for their customers. These rules generally require broker-dealers to obtain detailed information regarding a customer’s financial situation, investment experience, risk tolerance, and investment objectives before recommending such securities. Because our common stock is expected to be considered speculative and may trade at a low price, broker-dealers may be unwilling or unable to recommend or effect transactions in our securities for certain retail investors. As a result, the pool of potential investors may be limited, which could reduce trading activity, liquidity, and market demand for our common stock. Reduced liquidity and trading volume may contribute to price volatility or a depressed market price, and may make it more difficult for investors to buy or sell shares of our common stock in the public market.

There is no public market for our common stock, and a trading market may not develop or be sustained, which could limit your ability to sell your shares.

There is currently no established public trading market for our common stock, and we cannot assure investors that a public market will develop. Although we intend to apply for quotation of our common stock on the OTCQB tier of the OTC Markets following the effectiveness of this registration statement, there is no assurance that our application will be approved or that our common stock will be quoted. Even if our common stock becomes quoted on the OTCQB or another quotation service, an active or liquid trading market may not develop or may not be sustained. As a result, investors may experience difficulty selling their shares at a desired price or within a reasonable period of time, or may be unable to sell their shares at all. The absence of a liquid public market could limit investors’ ability to realize any value from their investment and may result in a partial or complete loss of the investment.

Because this offering is being conducted without an underwriter, we may have difficulty selling shares, and investors will not have the benefit of an independent review of this offering.

We are conducting this offering on a self-underwritten basis and are not using the services of a registered broker-dealer or underwriter. Our sole officer and director will offer the shares directly to prospective investors and will not receive any commissions or other compensation in connection with the sale of the securities. Because no underwriter is involved, this offering has not been subject to the type of independent due diligence review that is typically conducted in an underwritten public offering. In addition, an underwriter would ordinarily assist in evaluating disclosures, assessing market conditions, and advising on pricing. As a result, investors must rely solely on the information contained in this prospectus in making their investment decision.

Furthermore, there can be no assurance that we will be able to sell any or all of the shares being offered. If we are unable to raise sufficient proceeds through this offering, we may be required to seek alternative sources of financing, which may not be available on acceptable terms, or at all. The absence of an underwriter may reduce the effectiveness of this offering and increase the risks associated with an investment in our common stock.

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Because we do not expect to pay dividends in the foreseeable future, investors may only realize a return through appreciation of our common stock, if any.

We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future would be made at the discretion of our board of directors and would depend on a variety of factors, including our financial condition, results of operations, capital requirements, and other business considerations.

Accordingly, investors may be able to realize a return on their investment only if the market price of our common stock increases and they are able to sell their shares at a profit. There can be no assurance that our common stock will appreciate in value or that a trading market will develop or be sustained. As a result, investors may not be able to realize any return on their investment and could lose some or all of their invested capital.

As an emerging growth company, we are exempt from certain Sarbanes-Oxley Act requirements, which may reduce the level of assurance regarding our internal controls.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act and, as a result, are permitted to take advantage of certain reduced reporting and compliance requirements applicable to public companies. While we will be required to establish and maintain internal controls over financial reporting, we are not required to obtain an independent auditor attestation of the effectiveness of those controls for as long as we remain an emerging growth company. In addition, the timing and scope of our compliance with certain internal control and disclosure requirements under the Sarbanes-Oxley Act may differ from those of more established public companies. As a result, investors may have less information regarding the effectiveness of our internal controls over financial reporting during this period.

When we are no longer eligible for emerging growth company status and are required to comply with additional internal control requirements, the process of implementing and testing such controls may be costly and time-consuming. If material weaknesses or deficiencies in our internal controls are identified, investor confidence could be adversely affected, our compliance costs could increase, and our ability to raise capital may be impaired.

Because there is no minimum offering requirement, the proceeds from this offering may be insufficient to execute our business plan.

This offering is being conducted on a best-efforts basis with no minimum number of shares required to be sold and no commitment from any investor to purchase our securities. We are not using an underwriter or placement agent, and our sole officer and director will be responsible for offering the shares without receiving any commissions or compensation. As a result, we may raise only a limited amount of proceeds, or none at all. Any proceeds received will be available for our immediate use. If we raise only a nominal amount of proceeds, we may be unable to fully implement our business plan, fund our operations for an extended period, or achieve our anticipated objectives. Even if the maximum amount of the offering is raised, there can be no assurance that the proceeds will be sufficient to meet all of our operational needs or eliminate uncertainties regarding our ability to continue as a going concern.

If we do not raise sufficient funds through this offering, we may be required to delay, reduce, or discontinue certain aspects of our operations and seek additional financing. Such financing may not be available on acceptable terms, or at all. If we are unable to obtain additional funding, our business may fail, and investors could lose some or all of their investment.

Our sole officer and director will retain significant control over our company, which may limit the ability of other shareholders to influence corporate matters.

Currently, Usman Kuso, our sole officer and director, beneficially owns 100% of our outstanding common stock. Following the completion of this offering, assuming all shares are sold, Mr. Kuso is expected to retain a significant ownership interest in our common stock and will continue to exercise substantial control over our company. If fewer than the maximum number of shares are sold, his ownership percentage and degree of control will be even greater. As a result of this concentration of ownership, Mr. Kuso will have the ability to influence or determine the outcome of matters requiring stockholder approval, including the election of directors, approval of significant corporate transactions, amendments to our organizational documents, and decisions regarding the issuance of additional equity securities. This level of control may limit the ability of other stockholders to influence important corporate decisions.

The interests of our controlling stockholder may not always align with the interests of minority stockholders. Accordingly, actions taken by our controlling stockholder could adversely affect our business, corporate governance, or the value of our common stock, and minority investors may have limited ability to influence matters affecting their investment.

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Future sales of shares held by our principal stockholder could adversely affect the market price of our common stock.

Since inception, 2,500,000 shares of our common stock have been issued to Usman Kuso, our sole officer, director, and principal stockholder. These shares constitute “restricted securities” under Rule 144 of the Securities Act of 1933. Subject to applicable holding periods and other conditions of Rule 144, these shares may become eligible for resale into the public market. Following the completion of this offering, assuming all shares are sold, Mr. Kuso is expected to beneficially own approximately 29% of our outstanding common stock. Although he has no current plans to sell any of his shares, the resale of a substantial number of shares by our principal stockholder, once permitted, could increase the supply of shares available for trading and place downward pressure on the market price of our common stock.

Any such sales could contribute to price volatility, adversely affect investor perception, or make it more difficult for us to raise additional capital in the future. As a result, investors should consider the potential impact of future resales by our principal stockholder when evaluating an investment in our common stock.

Our sole officer and director has no prior experience managing a public company, which may adversely affect our ability to comply with regulatory requirements and operate as a public company.

We have not previously operated as a public company, and our sole officer and director, Usman Kuso, has no prior experience managing or operating a publicly traded company. Public companies are subject to extensive regulatory, reporting, and compliance obligations under federal securities laws, including requirements relating to disclosure controls, internal controls over financial reporting, and corporate governance. Although we intend to comply with all applicable legal and regulatory requirements, the lack of prior public company experience of our management may increase the risk of delays, errors, or deficiencies in meeting these obligations. Any failure to maintain effective compliance could result in regulatory scrutiny, increased costs, reputational harm, or the need to devote significant management time to remediation efforts.

If we are unable to effectively manage the demands associated with being a public company, investor confidence in our company could be adversely affected, our access to capital markets could be impaired, and the value of our common stock could decline, which could result in a loss of some or all of an investor’s investment.

Our common stock may be subject to the risks associated with the penny stock market, which has historically been vulnerable to fraud and abusive practices.

The market for securities classified as “penny stocks” has historically experienced heightened levels of fraud, abuse, and price volatility, as noted by the Securities and Exchange Commission. These market conditions have, in many cases, undermined investor confidence and resulted in significant losses for investors in penny stock securities. Abusive practices historically associated with the penny stock market have included price manipulation, misleading promotional activities, excessive bid-ask spreads, undisclosed commissions or markups, and high-pressure sales tactics by certain market participants. These practices are often outside the control of the issuer and may involve third parties that are unaffiliated with the company.

Although we intend to conduct our operations in compliance with applicable securities laws and do not condone fraudulent or abusive practices, we cannot control the actions of all broker-dealers, investors, or other market participants. If such activities were to occur in connection with trading of our common stock, they could result in increased volatility, reduced liquidity, depressed trading prices, and significant losses for investors.

Our common stock will be subject to the SEC’s penny stock rules, which may limit liquidity and the ability of investors to trade our shares.

Our common stock is expected to be classified as “penny stock” under Rule 3a51-1 of the Securities Exchange Act of 1934. As a result, broker-dealers that effect transactions in our common stock may be subject to the requirements of Rule 15g-9, which imposes additional disclosure and suitability obligations in connection with transactions involving penny stock securities. These requirements generally require broker-dealers to provide prospective investors with additional disclosures and documentation prior to executing a transaction, including information regarding pricing, compensation, and the risks associated with penny stock investments. The additional compliance obligations associated with penny stock transactions may discourage broker-dealers from recommending or facilitating transactions in our common stock.

As a result, investors may experience reduced liquidity, limited market participation, and difficulty buying or selling shares of our common stock. These factors could adversely affect the market price of our common stock and the ability of investors to resell their shares.

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Use of Proceeds

We are offering up to 6,000,000 shares of our common stock on a self-underwritten basis at a fixed price of $0.02 per share. There is no minimum number of shares required to be sold for this offering to close. As a result, we may raise less than the maximum offering amount, and there is no assurance that we will raise the full $120,000.

The table below sets forth our current estimates of the use of proceeds assuming the sale of approximately 25% ($30,000), 50% ($60,000), 75% ($90,000), and 100% ($120,000) of the shares offered. These estimates represent our present intentions based on current plans and conditions. Actual expenditures may vary depending on the amount of proceeds raised and business priorities.

Priority of Use of Proceeds

We currently intend to allocate the net proceeds of this offering in the following order of priority:

1.	Corporate Operations & Administration – costs associated with general business operations, office services, software tools, and administrative support.

2.	Regulatory, Legal & Financial Reporting – expenses related to SEC reporting, audits, legal counsel, and accounting services.

3.	Customer Outreach & Market Development – activities designed to promote awareness of our platform and support user acquisition.

4.	Platform Enhancement & Technical Support – ongoing development, feature improvements, maintenance, and bug fixes.

5.	Hosting, Infrastructure & Technology Services – cloud services, hosting fees, data storage, and platform availability.

6.	Operating Liquidity Reserve – funds reserved for unforeseen operational expenses and short-term working capital needs.

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Corporate Operations & Administration	$3,000	$5,000	$8,000	$10,000
Regulatory, Legal & Financial Reporting	10,000	13,000	17,000	20,000
Customer Outreach & Market Development	8,000	17,000	28,000	40,000
Platform Enhancement & Technical Support	6,000	15,000	23,000	32,000
Hosting, Infrastructure & Technology Services	2,000	6,000	8,000	10,000
Operating Liquidity Reserve	1,000	4,000	6,000	8,000
Total	$30,000	$60,000	$90,000	$120,000

Note:

The amounts set forth above are estimates and subject to change based on actual funds raised, operational priorities, and the discretion of management. No portion of the proceeds will be used to compensate our officer or director prior to the Company achieving consistent revenue or securing additional funding

Our detailed description of the Use of Proceeds in the “Plan of Distribution” section of this prospectus.

The foregoing estimates relate to anticipated expenditures for the 12-month period following the completion of this offering and are subject to change based on actual proceeds raised, operational requirements, and management discretion. No portion of the proceeds will be used to pay compensation to our officer or director prior to the Company generating revenue or securing additional financing.

If we raise less than the maximum offering amount, our primary use of proceeds will be directed toward regulatory compliance, legal and accounting obligations, followed by customer outreach and platform enhancement. Expenditures for infrastructure services and operating reserves will be adjusted based on available funds. If substantially less than 25% of the offering is completed, we expect to focus primarily on maintaining reporting compliance and limited commercialization efforts.

Our sole officer and director, Usman Kuso, has entered into a written loan arrangement with the Company under which he may, at his discretion, advance funds to support regulatory compliance, operating expenses, and implementation of our business plan. The Loan Agreement is filed as Exhibit 10.4 to this Registration Statement. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC (Over-the-Counter) Market and QB (OTCQB). Any such advances are not expected to be repaid from the proceeds of this offering. Repayment, if any, would be made from future revenues if and when generated, and no maturity date has been established for such advances.

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Determination of The Offering Price

We arbitrarily determined the price of the 6,000,000 shares being offered pursuant to this prospectus. The price of $0.02 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2025, the net tangible book value of our shares was $(11,689) or approximately $(0.0047) per share, based upon 2,500,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after December 31, 2025. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution to Purchasers of Shares in This Offering

Percent of Offering Completed	25%	50%	75%	100%

Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.02	$0.02	$0.02	$0.02
Shares after offering	4,000,000	5,500,000	7,000,000	8,500,000
Book value before distribution per share	$(0.0047)	$(0.0047)	$(0.0047)	$(0.0047)
Increase in book value per share	0.0093	0.0135	0.0159	0.0174
Book value after distribution per share	$0.0046	$0.0088	$0.0112	$0.0127
Dilution to purchasers	$0.0154	$0.0112	$0.0088	$0.0073
Dilution as percentage	77%	56%	44%	36%
% ownership of old shareholders	63%	45%	36%	29%
% ownership of new shareholders	38%	55%	64%	71%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	2,500,000	29.4%	$250
Investors in this Offering	$0.02	6,000,000	70.6%	$120,000

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Plan of Distribution

Plan of Distribution for The Company’s Initial Public Offering Of 6,000,000 Shares of Common Stock

Lantics Corp. has 2,500,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 6,000,000 shares of its common stock for sale at a fixed price of $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits Mr. Kuso to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares he sells.

In connection with the Company’s selling efforts in the offering, Usman Kuso will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kuso is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

Usman Kuso will sell the 6,000,000 shares of common stock and intend to offer them to friends, family members and business acquaintances. Usman Kuso intends to sell the shares outside of the U.S., as we are headquartered and located outside of the U.S. He will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kuso is not, nor have been, within the past 12 months, brokers or dealers, and he are not, nor has he been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Kuso will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kuso will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

Terms of The Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Director for an additional 90 days.

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Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

Deposit of Offering Proceeds

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Lantics Corp.

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Description of Securities to Be Registered

Common Stock

On the date hereof, there were 2,500,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Director;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and (iv) are entitled to one vote per share on all matters on which stockholders may vote, whether in person or by proxy.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of director, can elect all of the director to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our director.

Preemptive Rights

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Interest of Named Experts and Counsel

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The validity of the Common Stock offered hereby will be passed upon by Robert J. Zepfel, Haddan & Zepfel LLP a professional law corporation.

Our audited financial statements and the registration statements included in this prospectus for the period from inception to December 31, 2025 have been audited by Qi CPA LLC.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

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Description of Our Business

General Information

Lantics Corp. was incorporated on October 7, 2025, under the laws of the State of Wyoming. We are a development-stage technology company that provides a software platform designed to assist individuals and businesses with document generation, analysis, and data-driven insights. We have acquired a working software which is presented as live and available for use web application known as “Lantics”. Although the platform is currently operational, we plan to continue developing and enhancing its functionality, including the addition of new features intended to improve performance, usability, and the range of use cases supported by the platform.

At present, the Company has no employees other than our sole officer and director, Mr. Usman Kuso. Our executive and business office is located at Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria, and our telephone number is +1(307)6556263.

Our operations are focused on offering a web-based software platform that enables users to generate, upload, and analyze professional documents using automated tools. The Lantics platform allows users to create various document types by providing structured input, upload existing documents for review, and receive AI-generated summaries, identified strengths and weaknesses, potential risks, and general recommendations based on the content submitted. The platform is offered as a cloud-based application accessible through a user account, with functionality designed to support both individual users and business clients seeking document generation, review, storage, and basic analytical insights.

Our current efforts are directed toward establishing and refining our operations from Nigeria and validating market demand for our platform through early commercialization activities. At this stage, we have not established dedicated operations in foreign jurisdictions. If our initial commercialization efforts are successful and sufficient capital becomes available, we expect to assess potential entry into selected European markets within approximately 12 to 24 months following the completion of this offering. Consideration of entry into the USA and Canadian markets would occur at a later stage, generally no earlier than 48 months after this offering, and would be contingent upon demonstrated user adoption, operational scalability, regulatory preparedness, and the availability of additional financing. Any expansion beyond our initial operating base would require additional resources and careful evaluation. While a portion of the proceeds from this offering may be allocated to exploratory activities such as market research or limited outreach efforts, we do not currently have the resources to support full-scale international operations. These potential expansion plans are preliminary in nature and may change based on business performance and market conditions.

As digital workflows continue to expand across industries, individuals and organizations increasingly rely on software tools to create, review, and manage professional documents more efficiently. Document-intensive processes are becoming more complex, time-consuming, and fragmented, particularly for users without specialized legal, technical, or drafting expertise. Platforms such as Lantics are designed to address these challenges by streamlining how documents are prepared, analyzed, and organized.

-	Reducing preparation and research burden

Document creation often requires significant upfront research, formatting decisions, and familiarity with common structures or terminology. Automated document platforms help reduce this burden by guiding users through structured inputs and generating draft content based on the information provided, allowing users to focus on substance rather than format.

-	Centralized document workflows

By allowing users to generate, upload, review, and store documents within a single platform, document-focused software reduces reliance on multiple disconnected tools and helps users manage documents more efficiently across versions and use cases.

-	Improved accessibility for non-specialists

Document platforms with guided workflows and automated analysis make document creation and review more accessible to individuals and small businesses that may lack specialized drafting or review expertise.

-	Content-based analysis and insights

Automated tools can analyze user-submitted documents and provide summaries and general observations based on the content provided, helping users better understand structure, clarity, and potential gaps without replacing professional judgment.

-	Adaptability across use cases

Modern document platforms are designed to support a range of individual and business use cases through flexible inputs, tagging, and organization, allowing the platform to remain relevant as user needs evolve.

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In today’s increasingly digital environment, software tools that streamline document creation and review have become an important part of how individuals and businesses manage written workflows efficiently.

The Lantics application is a web-based platform designed to assist users in generating, reviewing, and organizing professional documents through guided inputs and automated analysis. The platform enables users to create documents by providing structured information, upload existing documents for review, and receive summaries and content-based observations derived from the submitted materials. Lantics is designed to help users better understand and manage their documents without requiring specialized drafting or technical expertise.

Our objective is to offer an intuitive and adaptable environment that supports a broad range of users, including individuals, freelancers, and small businesses. By simplifying document-related workflows and centralizing document activity within a single platform, Lantics is intended to reduce complexity, improve efficiency, and enhance user understanding of document content.

The key features of the Lantics platform are

✓	Intuitive user interface

Designed to provide a straightforward and accessible experience for users with varying levels of technical or drafting experience.

✓	Document creation through guided inputs

The platform currently supports guided document creation workflows that function as structured frameworks for specific document types, such as NDAs, invoices, service, employment, cooperation, supply, purchase, loan, consulting, subscription agreements, meeting minutes, employment offer letters, by responding to structured prompts, reducing the need for prior research or formatting decisions.

✓	Flexible formats

Users can save documents in PDF, generate public links for viewing, or send them directly via email.

✓	Document upload and review

Allows users to upload existing documents for automated review and content-based analysis within the platform.

✓	Automated summaries and observations

Provides generated summaries and general observations based on the content of user-submitted documents to assist with understanding and refinement.

✓	Document organization and history

Stores generated and uploaded documents within the user account, allowing users to manage, revisit, and organize documents over time.

✓	Security and data protection measures

Employs end-to-end encryption and robust protocols to protect user-submitted information and documents.

✓	Web-based access

Delivered as a browser-based application that does not require local installation and can be accessed through an online user account.

Our web-based application is accessible at: https://lantics-ai.com/

We intend to continue refining the platform based on user feedback and evolving use cases as part of our ongoing development efforts. Over time, we may also introduce additional features or services, including functionality that could be offered on a paid basis, in order to expand the platform’s capabilities and support potential revenue generation. Any such enhancements will be evaluated based on user demand, available resources, and business priorities.

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Planned features services include:

✓	Advanced document analysis

Deeper content analysis, including consistency checks, structural comparisons, or document-to-document comparisons.

✓	Template and document libraries

We plan to expand the document creation functionality by offering additional document types, reusable frameworks, or user-configurable templates over time.

✓	Version comparison and change tracking

Tools to compare different versions of a document and highlight changes or revisions over time.

✓	Collaboration features

Shared access, comments, or review workflows for multiple users working on the same document.

✓	Export and formatting options

Additional export formats or formatting controls for generated or reviewed documents.

✓	Custom prompts or workflows

User-defined inputs or reusable workflows for recurring document needs.

Potential revenue-generating services are:

✓	White-label or private deployments

Customized versions of the platform for enterprise or institutional clients, subject to resources and demand.

✓	Localized or language-specific functionality

Paid access to additional language support or region-specific document workflows.

✓	Document review credits

One-time or bundled credits for document generation or analysis beyond subscription limits.

✓	Premium document types

Access to more complex or specialized document workflows offered as add-ons.

✓	Saved workflows and reusable frameworks

Paid ability to save, reuse, or customize document creation flows for recurring use.

These potential enhancements are intended to be modular in nature, allowing users to expand their use of the platform as their individual or business needs evolve, and may provide opportunities for future revenue generation.

We intend to continue evaluating and implementing improvements to the functionality of our platform as part of our ongoing operations. In connection with the initial development of the platform, on November 22, 2025, we entered into a Software Development Agreement with Infora Limited, pursuant to which a fully functional web-based software application known as “Lantics” was developed for us. The total consideration paid under this agreement was $42,400 (forty-two thousand four hundred U.S. dollars) and it was fully paid. The software is currently operated as a web-based application.

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This software serves as the initial platform on which our operations are based, and we may seek to further enhance its functionality over time.

We expect any revenue we generate to be derived primarily from subscription-based access to our web application for individual users and from licensing or customization services offered to business customers. Over time, we may also evaluate additional monetization opportunities, which could include paid feature enhancements, referral-based arrangements, or other in-platform offerings. These potential revenue sources are intended to support scalability as user adoption increases and to diversify our sources of revenue. For additional information regarding our anticipated revenue model, see the “Revenue” section below.

Revenue

We have not yet generated revenue and are in the early stages of commercializing our platform, including engaging with potential users and business customers. Our business model is designed as a software-as-a-service (SaaS) model, with revenue expected to be generated primarily through recurring access fees and business-focused licensing arrangements.

Business model

Our platform is offered through a cloud-based web application accessible via user accounts. We expect our business model to combine recurring subscription access for individual users with contract-based licensing and customization services for business customers. This approach is intended to allow scalable distribution to individual users while supporting higher-value engagements with organizations that require tailored functionality.

We intend to serve multiple customer segments, including:

-	Individual users and freelancers, who may use the platform for document generation and review on a recurring basis through subscription access.

-	Small and medium-sized businesses, which may require more frequent usage, multi-user access, or configurable workflows.

-	Business and enterprise customers, which may seek licensing arrangements, customized implementations, or enhanced administrative and support features.

Anticipated revenue sources

We expect any revenue we generate to be derived primarily from the following sources:

✓	Subscription-based access

Subscription plans may be offered to individual users and small businesses, with pricing based on usage levels, access to document types, or availability of enhanced functionality.

✓	Enterprise licensing and customization services

For business customers, we may offer licensing agreements, configuration services, or customized workflows tailored to specific operational needs.

The existing pricing terms are:

-	$65-$90/month for the individual subscription access

-	$200-$500/month for the multi-user access, or configurable workflows

-	$1,000-$2,600/month for the licensing arrangements, customized implementations and enhanced administrative and support features

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Potential additional monetization opportunities

Over time, we may evaluate additional monetization opportunities intended to supplement our core revenue streams. Any such initiatives would be introduced based on user demand, operational capacity, and market conditions. These may include paid feature enhancements, usage-based pricing components, or other in-platform offerings, described below.

✓	White-label or private deployments

Customized versions of the platform for enterprise or institutional clients, subject to resources and demand.

✓	Localized or language-specific functionality

Paid access to additional language support or region-specific document workflows.

✓	Document review credits

One-time or bundled credits for document generation or analysis beyond subscription limits.

✓	Premium document types

Access to more complex or specialized document workflows offered as add-ons.

✓	Saved workflows and reusable frameworks

Paid ability to save, reuse, or customize document creation flows for recurring use.

The future pricing terms are:

-	$5,000-$12,000 one-time payment for the white-label or private deployments (additionally to the licensing arrangements monthly payment)

-	$80-$120/month for the localized or language-specific functionality

-	$2-$5/doc for the document review credits

-	$80-$120/month for the premium document types

-	$20-$35 for the saved workflows and reusable frameworks

The existing and future pricing terms reflect price ranges that have been determined based on market analysis, industry standards, and the perceived value of our offerings. These price estimates are dynamic and may be adjusted in response to a variety of elements, such as shifts in the market, improvements to services, and input from customers.

Commercialization status and expected timing of initial revenue

The timing and amount of any revenue we may generate remain uncertain. We are currently engaged in early commercialization activities, including discussions with potential users and business customers, and based on these efforts, we expect to begin generating initial revenue within approximately six to nine months following the completion of this offering. However, this expectation is subject to a number of factors, including user adoption, contract finalization, pricing acceptance, and the availability of operational resources.

We do not expect to achieve profitability in the near term and anticipate continued operating losses as we continue to develop the platform, pursue customer acquisition, and support our operations. There can be no assurance that our anticipated revenue generation will occur within this timeframe, or that any revenue generated will be sufficient to sustain operations or achieve profitability.

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Our Asset – Web Based Application

Lantics Corp. owns all material rights to a proprietary web-based software platform known as “Lantics,” which is currently accessible through our website. The platform was developed for us by Infora Limited and serves as the core technology underlying our business operations. The application is currently operational and available for use, and we expect to continue refining and enhancing its functionality over time to address a broader range for individual and business users.

The Company acquired all rights, title, and interest in the Lantics platform, including its source code, documentation, databases, and associated intellectual property, from Infora Limited. As a result, we believe we have full ownership of the core platform and its proprietary functionality. The platform is developed using commonly used third-party technologies and frameworks, including open-source software components and development tools. These components are used in accordance with their respective licenses and are not material to the proprietary functionality of the platform. The content generated through the platform is based on internally developed logic and user-provided inputs.

The Lantics platform enables users to create, upload, and manage professional documents through guided workflows and automated analysis tools. Users can generate documents based on structured inputs, submit existing documents for review, and organize document content within a centralized environment. The platform is designed to support both individual users and businesses seeking a more efficient and accessible approach to document creation, review, and organization across multiple use cases.

The platform incorporates automated and AI-assisted processes to support document generation and analysis. These processes are designed to assist users by structuring input data into standardized document formats, identifying potential inconsistencies or areas of concern, and generating summaries or suggestions based on predefined logic and system rules. The AI-assisted functionality is intended to enhance efficiency and usability but does not replace professional judgment or provide legal, financial, or other professional advice. The outputs generated by the platform are based on user-provided inputs and internally developed models or rules. As a result, the accuracy and usefulness of such outputs depend on the quality and completeness of the information provided by the user. Users are responsible for reviewing and validating all generated content before relying on it.

The Lantics platform is built on a modern web-based technology stack. The backend is implemented using TypeScript, which supports server-side application logic and API functionality. Data is stored and managed using MongoDB, a document-oriented database designed to handle flexible data structures and scalable workloads. The frontend of the application is developed using React, which provides a responsive and modular user interface optimized for usability and maintainability. This architecture is intended to support ongoing development, feature expansion, and reliable operation of the platform.

Currently the platform allows users to:

✓	Create and access their personal account

✓	Easily navigate the app with an intuitive user interface

✓	Manage their subscription

✓	Create different document types by filling out a simple form

✓	Upload their documents and get a detailed AI analysis: strengths/weaknesses, risks, and compliance markers

✓	Save documents in PDF, generate public links for viewing, or send them directly via email

✓	Save and manage generated documents in the personal account

✓	Have their data protected with end-to-end encryption and robust protocols

✓	Check the dashboard to see their activity on the platform

✓	Easily access the application via web-browser

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The following screenshots illustrate the current user interface and some functionality of the Lantics platform.

Document generating page

Document analyzing page (the analyzed invoice was created only for testing and contains fake information)

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Dashboard page

The platform is designed to be responsive and accessible through standard web browsers across a range of devices. As part of our ongoing development efforts, we may evaluate opportunities to expand accessibility and functionality over time, which could include the development of additional features or alternative access formats, such as a mobile application, subject to user demand and available resources.

We intend to continue enhancing the Lantics platform through ongoing development and the potential integration of additional functionality designed to improve usability, scalability, and engagement. Future development efforts may focus on the following initiatives:

✓	Advanced document analysis

✓	Template and document libraries

✓	Version comparison and change tracking

✓	Collaboration features

✓	Export and formatting options

✓	Custom prompts or workflows

✓	White-label or private deployments

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✓	Localized or language-specific functionality

✓	Document review credits

✓	Premium document types

✓	Saved workflows and reusable frameworks

These enhancements are intended to support the continued development of a user-focused document generation and analysis platform that can adapt to evolving user needs and scale over time as the business grows.

Software Development Agreement

The Software Development Agreement (the “Agreement”) was made effective on November 22, 2025 (the “Effective Date”), by and between Infora Limited, Suite 4.3.02, Block 4 Eurotowers, Gibraltar, GX11 1AA (the “Contractor”), and Lantics Corp., Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria (the “Customer”). A copy of the Agreement is filed as Exhibit 10.2 to this Registration Statement.

Under the terms of the Agreement:

1.	The Contractor undertakes provide outsourcing professional services, to implement the Result of assignments, the Tasks, and also to perform other assignments, which description, volume shall be coordinated by the Parties in Electronic project management system web, and the Customer undertakes to accept and pay for the assignments of the Contractor on conditions in the order prescribed by this Agreement.

2.	The Services shall be defined and managed exclusively via the Customer’s Electronic project management system through Tasks issued by the Customer Representatives. The list in “Scope of Services” is illustrative and non-exhaustive. The Contractor undertakes to transfer the Result of assignments and exclusive rights to the Result of performed assignments to the Customer, in the order and on the conditions provided by this Agreement.

Scope of Services:

-	Custom Software Development
-	Frontend Development
-	Backend Development
-	Cybersecurity Engineering
-	Application Development
-	Product Design and Prototyping
-	System Architecture and Consulting
-	Quality Assurance (QA) and Testing
-	Maintenance and Support
-	Data Management and Analytics
-	DevOps and Infrastructure Management
-	API Development and Integration
-	Security and Compliance
-	Training and Knowledge Transfer
-	Project Management and Coordination

3.	Following the transfer of the Result of assignments created hereunder the Contractor shall lose all proprietary rights to the Result of assignments and they are not entitled either to use it independently or transfer the rights to the Result or assignments and/or its part to any third parties in any form.

4.	The total purchase price for the Software was $42,400 (forty-two thousand four hundred U.S. dollars).

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Market Overview

Demand for document creation, management, and AI-assisted document tools is supported by broader market trends in digital transformation and automation. The global document management system market, which encompasses software designed to capture, organize, and manage electronic documents, is projected to grow from an estimated USD 8.32 billion in 2025 to approximately USD 24.34 billion by 2032, at an expected compound annual growth rate over 16 % during that period (according to Fortune Business Insights). The market for document AI tools — including generative and automated document processing — is also expanding, with estimates projecting the document AI market could grow from approximately USD 14.66 billion in 2025 to over USD 27 billion by 2030 (PR Newswire). These trends reflect increasing adoption of cloud-based and automated solutions for document-centric workflows across both individual and enterprise use cases.

In Nigeria, the technology and digital services sector has expanded rapidly in recent years, driven by increased internet penetration, a growing population of digitally active individuals, and wider adoption of cloud-based tools by small businesses and professionals. Nigeria is one of the largest technology markets in Africa, with a growing number of startups and technology-enabled service providers serving both local and international users.

As businesses, freelancers, and professionals increasingly rely on digital workflows, demand has grown for software solutions that simplify document creation, review, and management without requiring specialized expertise. Broader adoption of remote work, online collaboration, and digital record-keeping has further accelerated the use of web-based productivity tools. These trends support continued interest in platforms that offer flexible, accessible, and scalable document-related functionality for both individual and business users.

Additional factors supporting demand for digital document platforms in Nigeria and similar emerging markets include:

-	Growth of independent professionals and small businesses

An increasing number of freelancers, entrepreneurs, and small organizations rely on digital tools to prepare and manage business and professional documents efficiently.

-	Adoption of web-based and mobile-accessible tools

Users increasingly prefer browser-based applications that can be accessed across devices, supporting flexible and remote work environments.

-	Ongoing digital transformation among small and mid-sized businesses

Many organizations are transitioning from manual or fragmented document processes to centralized, cloud-based solutions that improve efficiency without the complexity of enterprise systems.

-	Rising emphasis on digital skills and productivity

Public and private initiatives promoting digital literacy and technology adoption have increased demand for tools that simplify document creation and review for non-specialist users.

As digital workflows continue to expand, Lantics is positioned to address the needs of individuals and businesses seeking flexible and accessible tools for document creation, review, and organization. While our operations are currently based in Nigeria, we intend to make the platform available to users in additional international markets over time, subject to business performance, market conditions, and available resources.

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Competition

The market for document creation, review, and analysis software includes a number of global technology companies offering productivity and document-focused tools. Examples of providers operating in this space include Microsoft (through Microsoft Word and related productivity tools), Google (through Google Docs), and DocuSign, among others. These platforms generally offer document creation, collaboration, or execution functionality and serve a broad range of users across multiple regions. Many existing solutions are designed for general-purpose document editing, collaboration, or enterprise workflows and may require users to rely on predefined templates or manual drafting. As a result, such platforms may not focus on guided document generation or automated content analysis intended to simplify document preparation and review for individual users, freelancers, or small and mid-sized businesses.

Competition in the market for document creation and analysis software is generally influenced by factors such as usability, flexibility of functionality, data protection practices, pricing approaches, and the ability to accommodate different user workflows. We seek to compete by offering a platform that emphasizes guided document workflows, adaptability to a range of use cases, and ease of use for both individual users and business customers.

Our current efforts are focused on establishing a defined user base and validating demand through early commercialization activities. While our operations are based in Nigeria, we intend to make the platform available to users in additional international markets over time, including Europe, subject to business performance, user adoption, and available resources. Any geographic expansion beyond initial markets will be evaluated gradually and is not assured.

Marketing & Sales Strategy

A significant portion of our operational efforts will be directed toward further developing the Lantics platform, expanding awareness of the product, and supporting early user adoption. Our marketing and sales strategy is focused on reaching individual users, freelancers, and business customers through a combination of direct outreach, digital marketing initiatives, and selective partnerships.

During the early stages of commercialization, our sole officer and director, Usman Kuso, will lead initial marketing and sales activities. These efforts are expected to include direct engagement with potential users, participation in relevant professional and technology communities, and targeted outreach to prospective business customers. As our user base grows and resources permit, we may engage third-party marketing or growth specialists to support digital campaigns, user acquisition, and retention initiatives. Any expansion of marketing activities will be evaluated based on performance, available capital, and operational priorities.

Our marketing efforts are expected to utilize a combination of the following channels and initiatives, subject to available resources and performance evaluation:

-	Platform differentiation and messaging

Communicating the core characteristics of the Lantics platform, including guided document creation, automated document review, and centralized document management functionality.

-	Brand development and consistency

Maintaining a consistent visual and written brand across marketing materials to support credibility and user recognition.

-	Search engine optimization (SEO)

Optimizing website content and informational pages for relevant search terms related to document creation, review, and productivity tools.

-	Digital and social media engagement

Utilizing online platforms such as LinkedIn and other professional or social networks to share product updates, feature announcements, and general platform information.

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-	Content-based outreach

Publishing informational materials, product explanations, and example use cases intended to educate users on document-related workflows and platform functionality.

-	Product demonstrations and walkthroughs

Providing visual or written demonstrations of the platform to illustrate core functionality and support user onboarding.

-	User feedback and testimonials

Collecting and, where appropriate, sharing feedback from early users to support product refinement and credibility, subject to applicable disclosure considerations.

-	Partnership and referral initiatives

Exploring referral arrangements or cooperative marketing efforts with complementary service providers or platforms, where appropriate.

-	Localized and international outreach

Tailoring marketing content for different user groups and jurisdictions as the platform is made available in additional markets over time.

-	Performance monitoring and adjustment

Monitoring marketing performance indicators and adjusting outreach strategies based on observed effectiveness and resource constraints.

Collectively, these strategies are intended to support measured growth, encourage recurring subscription usage, and establish the Lantics platform as a reliable solution for document creation, review, and organization.

If we do not have enough money for marketing campaign it can badly effect on our business.

Employees & Contracts

We have no employees other than our officer and director Usman Kuso. We have executed a Professional Consulting Agreement, filed as Exhibit 10.1, with our director Usman Kuso, under which he will receive compensation of $1,600 per month for his services.

Offices

Our business office is located at Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria and our phone number is +1(307)6556263.

Government and Industry Regulation

We must adhere to all relevant laws and regulations that pertain directly or indirectly to our operations, including United States securities laws. Compliance with all regulations, rules, and directives from governmental authorities and agencies is mandatory for our services in Nigeria and for operating any facility in any jurisdiction where we conduct activities.

We hold the view that government regulation will not significantly affect our business operations.

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Emerging Growth Company Status Under the JOBS Act

Lantics Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1.235 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1.235 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1.07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

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Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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Description of Property

Offices

Our business office is located at Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria. The office was provided by our officer and president Mr. Kuso for free use, without any payment. Based on current market rates for similar office spaces in Abuja, the approximate dollar value of this office space is $700 per month or $8,400 per year. Our telephone number is +1(307)6556263.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. We intend to apply to the OTC (Over-the-Counter) Market and QB (OTCQB) to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC (Over-the-Counter) Market and QB (OTCQB).

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Election Under Section 107(B) of the JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Regulation M

Our officer and director, who will offer and sell the Shares, are aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Stock Transfer Agent

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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Management’s Discussion and Analysis of Financial Condition or Plan of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including the information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of some important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. We have limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

In order to begin generating revenue, we expect to focus on the following initial activities:

-	Introducing subscription-based access for individual users

Offering recurring access plans for individuals and small businesses to use the Lantics web-based platform.

-	Offering enhanced or premium functionality

Making available additional features or usage options on a paid basis, such as expanded document capabilities, higher usage limits, or priority processing.

-	Pursuing business and enterprise licensing opportunities

Engaging with business customers to offer licensing arrangements and, where appropriate, customized implementations of the platform, including private or tailored deployments.

-	Executing early-stage sales and marketing initiatives

Conducting targeted outreach and digital marketing efforts to support user acquisition across both individual and business customer segments.

In parallel with these activities, we are currently engaged in discussions with potential users and business customers and expect to begin onboarding early users in the near term. We anticipate that these efforts will commence shortly following the completion of this offering, with initial revenue potentially generated within approximately one to six months, assuming sufficient proceeds are raised. Any such revenue is expected to be derived initially from early subscribers to the platform and from business customers evaluating the platform under licensing or trial arrangements. However, there can be no assurance as to the timing, amount, or sustainability of any revenue generated, or that these efforts will result in meaningful or recurring revenue.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

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Results of Operations

We have generated no revenue to date of this prospectus.

We have incurred $11,939 of operating expenses for the year ended December 31, 2025.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate any revenue, we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

Plan of Operation

Following the effectiveness of our registration statement, we intend to focus our efforts on raising additional capital to support the execution of our business plan. During this period, our operations are expected to remain limited due to our current level of available financial resources. Upon completion of this offering, we intend to apply the proceeds toward commencing and expanding commercial operations of our web-based software platform. Our objective is to progress toward revenue-generating operations in a disciplined manner, subject to available funding, user adoption, and operational capacity.

We anticipate achieving the following business milestones in the 18 months after the completion is as follows:

Customer Outreach & Market Development

Timing – 3rd- 9th months; estimate expenses – $8,000 – $40,000

During the third through ninth months following the completion of this offering, we expect to focus on customer outreach and market development activities intended to support early user adoption and validate demand for the Lantics platform. These efforts are designed to introduce the platform to potential individual and business users, gather feedback, and support initial commercialization activities.

In the early stages of this period, our sole officer and director, Usman Kuso, is expected to lead initial outreach efforts. These activities may include direct communication with prospective users, participation in relevant professional and technology-focused communities, and targeted engagement with potential business customers. As resources permit and based on observed results, we may engage third-party marketing or growth specialists to support digital outreach, campaign execution, and user onboarding.

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Our customer outreach and market development efforts may include:

-	Communicating the core functionality and use cases of the Lantics platform, including guided document creation and automated document review.

-	Developing and maintaining consistent brand messaging across online materials and outreach efforts.

-	Implementing basic search engine optimization (SEO) initiatives to improve visibility for document-related search terms.

-	Utilizing digital and professional networking platforms to share platform updates and engage with potential users.

-	Publishing informational content and platform walkthroughs intended to educate users and reduce onboarding friction.

-	Providing product demonstrations or sample use cases to prospective individual and business customers.

-	Collecting early user feedback to inform product refinement and marketing messaging.

-	Monitoring outreach performance and adjusting activities based on engagement levels, resource availability, and user response.

The scope and pace of these activities will depend on the amount of capital raised in this offering and the effectiveness of initial outreach efforts. While these initiatives are intended to support early adoption and revenue generation, there can be no assurance that they will result in sustained user growth or meaningful revenue during this period.

Platform Enhancement & Technical Support

Timing – 8th- 12th months; estimate expenses – $6,000-$32,000

During the eighth through twelfth months following the completion of this offering, we expect to focus on enhancing the functionality, stability, and scalability of the Lantics platform while providing ongoing technical support. These efforts are intended to support increased usage, improve the user experience, and prepare the platform for broader commercialization.

Planned platform enhancement activities may include:

-	Expanding document-related functionality, including additional guided document workflows, reusable frameworks, and enhanced document analysis features.

-	Improving document organization, version tracking, and comparison capabilities to support recurring and business use cases.

-	Enhancing export options and formatting controls for generated and reviewed documents.

-	Implementing optional premium or usage-based features intended to support future monetization efforts.

In parallel with feature development, we expect to conduct ongoing technical monitoring and maintenance of the platform to identify and address performance issues, software bugs, or system inefficiencies. Regular updates may be deployed to improve reliability, usability, and compatibility across devices and browsers.

User feedback is expected to play an important role in prioritizing development efforts. Feedback may be collected through direct user communications, support requests, and usage observations, and used to inform product refinements. Issues affecting usability, system performance, or reliability will be addressed as resources permit.

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We also expect to continue strengthening platform security and data protection practices through routine updates, monitoring for potential vulnerabilities, and implementation of industry-standard safeguards. Performance optimization efforts may include reducing load times, improving system responsiveness, and supporting stable operation as user activity increases.

The scope and timing of these activities will depend on the amount of capital raised in this offering and the pace of user adoption. While these efforts are intended to support platform quality and long-term scalability, there can be no assurance that they will result in increased user adoption or revenue.

Hosting, Infrastructure & Technology Services

Timing – 2st- 6th months; estimate expenses – $2,000-$10,000

During the second through sixth months following the completion of this offering, we expect to allocate additional resources toward maintaining and supporting the hosting, infrastructure, and technology services required to operate the Lantics platform. These activities are intended to ensure stable platform availability, secure data handling, and reliable access for users.

Our infrastructure needs during this period are expected to include cloud-based hosting services, data storage, and related technology services necessary to support the operation of a web-based software platform. As user activity increases, we may adjust hosting capacity, storage allocation, and system resources to maintain performance, uptime, and responsiveness.

We also expect to incur costs related to routine technology services, such as domain supporting, monitoring tools, backup services, and general system administration. These services are intended to support platform reliability, protect user-submitted data, and enable ongoing development and maintenance activities.

The scale of hosting and infrastructure expenditures will depend on user adoption levels and the amount of capital raised in this offering. If proceeds from the offering are limited, we may prioritize essential hosting and infrastructure services and defer additional capacity expansion. To the extent necessary, certain infrastructure-related expenses may be supported through funds advanced by our sole officer and director under existing loan arrangement, subject to availability. The Loan Agreement is filed as Exhibit 10.4 to this Registration Statement.

Liquidity and Capital Resources

Our cash balance is $6,765 as of December 31, 2025. Based on our current level of operating expenses, we estimate that our existing cash resources will be sufficient to fund our operations for approximately four to six months. Additionally our Director has agreed to loan the funds to the Company up to $120,000 which will be sufficient to fund our operations for approximately eighteen to twenty four months. If we are unable to raise additional capital through this offering or other financing sources, we may be required to significantly reduce or cease operations. We have been utilizing and may utilize funds from and Usman Kuso, our director, who agreed that he may be willing to provide funds required to maintain the reporting status and to implement our business plan in a form of a non-secured loan until minimum required proceeds are obtained by the Company. Management believes that if the Company cannot maintain its reporting status with the SEC and implements even a part of the Company’s business plan, they will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

We have entered into a Software Development Agreement with Infora Limited, located at 128 City Road, London, United Kingdom, EC1V 2NX (the “Developer”), for the total amount of $42,400. We have filed the Agreement as the Exhibit 10.2 to this Registration Statement.

We currently operate an active, web-based application accessible through our website, and we also make the Lantics software available to certain business customers as an optional locally installed version. These offerings are designed to support document creation, review, and organization through guided workflows and automated analysis tools.

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As part of our ongoing development efforts, we may introduce additional features to expand platform functionality and usability. We may also evaluate opportunities to increase accessibility through alternative access formats, such as a mobile application, and to enhance user onboarding and product awareness through additional web-based resources. Any such initiatives will be subject to user demand, available resources, and business priorities.

On October 08, 2025, our director Mr. Kuso has entered into a written loan agreement with the Company under which he agrees to provide funding as needed to pay company expenses and keep on top of the business development. The Loan Agreement is filed as Exhibit 10.4to this Registration Statement.

Being a development stage company, we have very limited operating history. After the twelve months period we may need additional financing.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Changes in And Disagreements with Accountants on Accounting and Financial Disclosure

The report of our auditor on the audited financial statements of the Company for the fiscal year ended December 31, 2025 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended December 31, 2025.

During the fiscal years ended December 31, 2025 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director, his name, age, and his positions as of the date of this prospectus are as follows:

Name and Address	Age	Position(s)
Usman Kuso	46	President,
Suite 102, Wuse 1, Fabdal Plaza,		Chief Financial Officer,
Abuja 900281, FCT, Nigeria		Chief Executive Officer,
Director

Usman Kuso has been holding the above stated positions since the inception of the Company and are expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Usman Kuso is currently the Officer/Director and control persons of Lantics Corp.

Background Information About Our Officer and Director

Usman Kuso, age 46

Mr. Kuso has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on October 7, 2025.

For more than the past ten years, including the past five years, Mr. Kuso has been self-employed and has not been employed by any corporation or other organization. During this time, he has worked on independent business and technology-related initiatives, including the development, evaluation, and management of digital products and online services, as well as projects related to software platforms, web-based tools, and technology-enabled business solutions.

Mr. Kuso has experience overseeing early-stage projects, coordinating with third-party developers and service providers, and managing day-to-day operational, administrative, and strategic activities. His background includes identifying product requirements, guiding platform development, and supporting commercialization efforts for technology-based offerings. As the Company’s sole officer and director, Mr. Kuso is responsible for setting strategic direction, overseeing operations, managing vendor relationships, and ensuring compliance with applicable reporting and regulatory requirements.

Section 16(A) Beneficial Ownership Reporting Compliance

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our director and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, director and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, director and greater than ten percent beneficial owners are complied with in a timely fashion.

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Executive Compensation

Since inception, we have not paid any compensation to our officer or director. The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on October 7, 2025 to December 31, 2025 (our year-end) and subsequent thereto to the date of this prospectus.

Summary Compensation Table

Name						Non-Equity Incentive	Change in Pension Value and Nonqualified Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals

Usman Kuso, President, CEO, CFO	2025	$0	$0	$0	$0	$0	$0	$0	$0

Mr. Kuso purchased 2,500,000 shares of common stock for $250 in cash at the time of incorporation. These shares were not issued as compensation and are not reflected in the Summary Compensation Table.

On December 1, 2025, the Company entered into a consulting agreement with Mr. Usman Kuso pursuant to which he is entitled to receive compensation of $1,600 per month for services provided to the Company. As of the date of this prospectus, no amounts have been paid or accrued under this agreement. Mr. Kuso has agreed to defer compensation until such time as the Company has sufficient financial resources.

Outstanding Equity Awards at December 31, 2025

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested (#)	Vested	Vested	Vested

Usman Kuso	0	0	0	0	0	0	0	0	0

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Officer Compensation

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Usman Kuso	0	0	0	0	0	0	0

Mr. Kuso currently devotes approximately thirty hours per week to manage our affairs. He has agreed to work with no remuneration until such time as we generate profits from operations. At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“Ltip”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Director

Director is permitted to receive fixed fees and other compensation for his services as director. The Board of Director has the authority to fix the compensation of director. No amounts have been paid to, or accrued to our director in such capacity.

Employment Agreements

Currently we do not have any employment agreements.

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Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,500,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Usman Kuso Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria	2,500,000	100%
All director and executive officers as a group (1 person)		2,500,000	100%

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Certain Relationships and Related Transactions

On November 21, 2025, we issued a total of 2,500,000 shares of restricted common stock valued at 0.0001 per share to Usman Kuso, our officer and director, for cash proceeds in consideration of $250.

Further, Usman Kuso has entered into a written loan agreement with the Company under which he agrees to provide funding as needed for implementing our business plan. Mr. Kuso will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Kuso does not bear interest. The Loan Agreement is filed as Exhibit 10.4 to this Registration Statement.

Indemnification

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such persons are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Financial Statements

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from October 7, 2025 (Inception) through December 31, 2025 can be further found.

47

LANTICS CORP.

Audited Financial Statements

For the year ended December 31, 2025

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Lantics Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Lantics Corp. (the “Company”) as of December 31, 2025 and the related statements of operations, stockholders’ deficiency, and cash flows for the period from October 7, 2025 (Inception) to December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Lantics Corp. as of December 31, 2025 and the results of its operations and cash flows for flows for the period from October 7, 2025 (Inception) to December 31, 2025 in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

/s/ Qi CPA LLC

Valley Stream, New York

February 24, 2026

We have served as the Company’s auditor since 2026.

PCAOB ID: 6631

F-2

LANTICS CORP.

Balance Sheet

As of December 31, 2025

(Audited)

As of December 31, 2025
ASSETS

Current Assets
Cash and cash equivalents	$6,765
Total Current Assets	6,765
Total Intangible Assets, Net	42,400

Total Assets	$49,165

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accounts payable	$10,000
Accounts payable-related party	1,600
Loan – related party	49,254
Total Current Liabilities	60,854

Total Liabilities	60,854

Commitments and Contingencies	–

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 2,500,000 shares issued and outstanding	250
Accumulated deficit	(11,939)
Total Stockholders’ Deficit	(11,689)

Total Liabilities and Stockholders’ Deficit	$49,165

The accompanying notes are an integral part of these financial statements.

F-3

LANTICS CORP.

Statement of Operations

From October 7, 2025 (Inception) through December 31, 2025

(Audited)

From October 7, 2025 (Inception) through December 31, 2025
REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(11,939)
TOTAL OPERATING EXPENSES	(11,939)

NET LOSS FROM OPERATIONS	(11,939)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(11,939)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,500,000

The accompanying notes are an integral part of these financial statements.

F-4

LANTICS CORP.

Statement of Stockholders’ Deficit

From October 7, 2025 (Inception) through December 31, 2025

(Audited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Inception, October 7, 2025	–	$–	$–	$–	$–
Shares issued for cash at $0.0001 per share on November 21, 2025	2,500,000	250	–	–	250
Net loss for the period ended December 31, 2025	–	–	–	(11,939)	(11,939)

Balance, December 31, 2025	2,500,000	$250	$–	$(11,939)	$(11,689)

The accompanying notes are an integral part of these financial statements.

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LANTICS CORP.

Statement of Cash Flows

From October 7, 2025 (Inception) through December 31, 2025

From October 7, 2025 (Inception) through December 31, 2025
Cash flow from operating activities:
Net loss	$(11,939)
Adjustments to reconcile net loss to net cash provided by operations:
Accounts payable	10,000
Accounts payable-related party	1,600
Net cash used by operating activities	(339)

Cash flow from investing activities:
Purchase of Software	(42,400)
Net cash used in investing activities	(42,400)

Cash flow
Proceeds from related party loan	49,254
Proceeds from issuances of capital stock	250
Net cash provided by financing activities	49,504

NET CHANGE IN CASH	6,765
Cash, beginning of the period	$–

Cash, end of the period	$6,765

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–

Income taxes paid	$–

The accompanying notes are an integral part of these financial statements.

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LANTICS CORP.

Notes to Financial Statements

From October 7, 2025 (Inception) through December 31, 2025

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Lantics Corp. (“the Company”) was incorporated on October 7, 2025, under the laws of the State of Wyoming. We are a development-stage technology company that provides a software platform designed to assist individuals and businesses with document generation, analysis, and data-driven insights. We have acquired a working software which is presented as live and available for use web application known as “Lantics”. Although the platform is currently operational, we plan to continue developing and enhancing its functionality, including the addition of new features intended to improve performance, usability, and the range of use cases supported by the platform.

At present, the Company has no employees other than our sole officer and director, Mr. Usman Kuso. Our executive and business office is located at Suite 102, Wuse 1, Fabdal Plaza, Abuja 900281, FCT, Nigeria, and our telephone number is +1(307)6556263.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from October 7, 2025 (Inception) through December 31, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $11,939 on December 31, 2025, a net loss of $11,939 since October 7, 2025 (Inception) through December 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

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Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:    defined as observable inputs such as quoted prices in active markets;

Level 2:    defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:    defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of December 31, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of December 31, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

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Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

In connection with the initial development of the platform, on November 22, 2025, we entered into a Software Development Agreement with Infora Limited, pursuant to which a fully functional web-based software application known as “Lantics” was developed for us. The total consideration paid under this agreement was $42,400 (forty-two thousand four hundred U.S. dollars) and it was fully paid. The software is currently operated as a web-based application. We intend to continue evaluating and implementing improvements to the functionality of our platform as part of our ongoing operations.

As of December 31, 2025, the Company purchased software for $42,400, which is being amortized over a 5-year life. There was no accumulated amortization as of December 31, 2025.

Note 5 – LOAN FROM DIRECTOR

During the period from October 7, 2025 (Inception) through December 31, 2025 our director Usman Kuso has loaned to the Company $49,254 for working capital needs. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $49,254 as of December 31, 2025.

Note 6 – COMMON STOCK

On November 21, 2025, the Company issued 2,500,000 shares of common stock to a director Usman Kuso for cash proceeds of $250 at $0.0001 per share.

As of December 31, 2025, the Company had 2,500,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Employment Agreement

On December 1, 2025, the Company entered into a Professional Consulting Agreement with Company’s CEO and President Usman Kuso. Under the agreement, Mr. Kuso will provide advisory and consulting services to the Company.

Pursuant to the agreement, the Company is required to pay the Consultant $1,600 per month as consideration for services rendered. The role is classified as an independent contractor, and the Company does not provide employee benefits nor withhold payroll taxes on the Ms. Kuso’s behalf.

The agreement has an initial term of four years, commencing on December 1, 2025, and may be renewed on a month-to-month basis for up to an additional twelve months upon mutual agreement of the parties. The agreement is governed by the laws of the State of Wyoming.

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Note 8 – INCOME TAXES

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended December 31, 2025 as follows:

December 31, 2025
Tax benefit (expenses) at U.S. statutory rate	$(2,507)
Change in valuation allowance	$2,507
Tax benefit (expenses) net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

From October 7, 2025 (Inception) through December 31, 2025
Net operating loss	$(2,507)
Valuation allowance	$2,507
Deferred tax assets, net	$–

The Company has accumulated approximately $11,939 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events,” the Company has evaluated events and transactions that occurred after December 31, 2025, through the date the financial statements were available to be issued. The Company has determined that there were no material subsequent events that require disclosure in these financial statements.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

Part II - Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fees	$16.57
Legal and Professional Fees	1,500
Accounting and auditing	10,000
Transfer Agent fees	–
EDGARization	2,500
TOTAL	$14,016.57

Item 14. Indemnification of Directors and Officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 21, 2025 the Company issued a total of 2,500,000 shares of common stock at a price of $0.0001 per share in consideration of $250 to Usman Kuso.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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Item 16. Exhibits.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Form S-1 filed on February 24, 2026.)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 of Form S-1 filed on February 24, 2026.)
4.1	Subscription Agreement (incorporated by reference to Exhibit 4.1 of Form S-1 filed on February 24, 2026.)
5.1	Opinion of Counsel (incorporated by reference to Exhibit 5.1 of Form S-1 filed on February 24, 2026.)
10.1	Consulting Agreement (incorporated by reference to Exhibit 10.1 of Form S-1 filed on February 24, 2026.)
10.2	Software Development Agreement (incorporated by reference to Exhibit 10.2 of Form S-1 filed on February 24, 2026.)
10.3	Minutes of a Meeting (incorporated by reference to Exhibit 10.3 of Form S-1 filed on February 24, 2026.)
10.4	Loan Agreement (incorporated by reference to Exhibit 10.4 of Form S-1 filed on February 24, 2026.)
23.1*	Consent of Independent Auditor
107	Filing Fee Table (incorporated by reference to Exhibit 107 of Form S-1 filed on February 24, 2026.)

* Filed herewith

Item 17. Undertakings.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To be removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 27, 2026.

Lantics Corp., Registrant

By:	/s/ Usman Kuso
Usman Kuso, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 27, 2026	By:	/s/ Usman Kuso
Usman Kuso, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

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